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                                                                    Exhibit 23.2






              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






As independent certified public accountants, we hereby consent to the use of our report, dated March 14, 1997, on our audit of the consolidated financial statements of BancBoston Mortgage Corporation (and to all references to our Firm) included in or made a part of this registration statement.



/s/ Arthur Andersen LLP



Jacksonville, Florida
February 4, 1998